UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2020

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Subscription Agreement

On April 20, 2020, The Cheesecake Factory Incorporated (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with RC Cake Holdings LLC (the “Purchaser”), an affiliate of Roark Capital Group. Pursuant to the Subscription Agreement, the Company sold 200,000 shares (the “Purchased Shares”) of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”), to the Purchaser for an aggregate purchase price of $200 million. The closing of the purchase and sale occurred simultaneously with signing the Subscription Agreement on April 20, 2020.

The Company will use the proceeds from the sale of the Purchased Shares for working capital, expenses incurred in connection with the transaction and other general corporate purposes.

The Subscription Agreement contains customary representations, warranties and covenants of the Company and the Purchaser.

Purchaser Director and Nominees

After the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Clearance”), and for so long as the Purchaser has record and beneficial ownership of 25% of the Purchased Shares issued to it under the Subscription Agreement, the Purchaser will have the right to designate one member to the Board of Directors of the Company (the “Series A Director”). If the Purchaser ceases to have such designation right, subject to the receipt of HSR Clearance and for so long as the Purchaser has record and beneficial ownership of shares of common stock of the Company, par value $0.01 (the “Common Stock”), issued upon conversion of the Purchased Shares (the “Conversion Shares”) that constitute at least 5% of the outstanding Common Stock, the Purchaser will have the right to nominate one person (a “Purchaser Nominee”) for election to the Board of Directors of the Company.

Restrictions on Transfer

The Purchaser may not transfer any of the Purchased Shares to any person without the prior written consent of the Company, except the Purchaser may transfer Purchased Shares to an investment fund, investment vehicle or account controlled by (i) Roark Capital Management, LLC or (ii) one or more affiliates of Roark Capital Management, LLC. The Purchaser may also transfer Purchased shares (i) pursuant to a traditional underwritten offering (including any block trade) or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), (ii) pursuant to a tender or exchange offer, merger, consolidation, division, acquisition, reorganization or recapitalization involving the Company, and (iii) following commencement by the Company of a voluntary case under Title 11 of the United States Bankruptcy Code.

Standstill

Subject to certain customary exceptions, the Purchaser is prohibited from, among other things, (i) acquiring securities, assets or indebtedness of the Company, (ii) effecting a tender offer, merger or acquisition of the Company and (iii) soliciting proxies or seeking a director/management change in the Company until the later of (x) three years after the date of the Subscription Agreement and (y) such time as the Purchaser holds record and beneficial ownership of Conversion Shares that constitute less than 5% of the outstanding Common Stock.

Hedging Transactions

So long as the Purchaser has the right to designate or nominate a director to the Board of Directors, the Purchaser may not enter into any hedging transactions to the extent directors of the Company are prohibited from entering into such hedging transactions pursuant to a policy applicable to all directors of the Company.

Preemptive Rights

If, after the date of the Subscription Agreement, the Company intends to issue new equity securities for cash to any person, then the Purchaser has the right to participate in such equity offering, subject to customary exceptions.

Voting Agreement

Under the Subscription Agreement, after receipt of the HSR Clearance and for so long as the Purchaser has the right to designate or nominate a director to the Board of Directors, the Purchaser has agreed to vote all of the Purchased Shares, Conversion Shares or any other shares of Common Stock (i) in favor of each director nominated or recommended by the Board of Directors for election at any such meeting, and against the removal of any director who has been elected following nomination or recommendation by the Board of Directors, (ii) against any stockholder nomination for director that is not approved and recommended by the Board of Directors for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board of Directors or the Compensation Committee of the Board of Directors (or any successor committee, however denominated) and (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm.

Information Rights

The Purchaser will receive certain information rights under the Subscription Agreement, including the right to receive audited and unaudited consolidated financial statements of the Company. For so long as the Purchaser has record and beneficial ownership of Conversion Shares that constitute at least 5% of the outstanding Common Stock, the Purchaser will also have the reasonable right to consult from time to time with the officers of the Company regarding operating and financial matters of the Company.

Commitment Fee

In connection with the closing under the Subscription Agreement, the Company paid a commitment fee to the Purchaser equal to 1% of the aggregate purchase price for the Purchased Shares.

Designation of Preferred Stock

The Convertible Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon a liquidation, dissolution or winding up of the Company, each share of Convertible Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the purchase price paid by the Purchaser (without giving effect to any commitment fee), plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Convertible Preferred Stock were converted into Common Stock.

The Holders will be entitled to dividends on the Liquidation Preference at the rate of 9.5% per annum, payable in cash or, at the option of the Company, paid-in-kind (“PIK”). The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.

On and after the 90-month anniversary of the date of the Subscription Agreement, each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.

Each Holder will have the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $22.23 per share. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The conversion price is also subject to adjustment for certain antidilutive offerings occurring during the first twelve months following the date the Convertible Preferred Stock is initially issued. Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules (the “Stockholder Approval”), no Holder may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and solely to the extent that such conversion would result in the Holder beneficially owning in excess of 19.9% of then-outstanding Common Stock (such limitation, the “Ownership Limitation”). The Company has the right to settle any conversion at the request of a Holder in cash.

Subject to certain conditions, the Company may, at its option, require conversion of all of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Holders of the election to convert, the closing price of the Common Stock is at least 200% of the conversion price. The Company will not exercise its right to mandatorily convert all outstanding shares of Convertible Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied.

The Company may redeem any or all of the Convertible Preferred Stock for an amount equal to (i) 120% of the Liquidation Preference thereof at any time following the fifth anniversary but prior to the sixth anniversary of the date of the Subscription Agreement and (ii) 100% of the Liquidation Preference at any time on or following the sixth anniversary of the date of the Subscription Agreement, in each case, by delivering notice of redemption to the Holder; provided, that such Holder will have the right to convert the Convertible Preferred Stock immediately prior to and in lieu of such redemption. To the extent such Holder elects to convert the Convertible Preferred Stock in lieu of such redemption and the number of shares of Common Stock issuable upon such conversion would exceed 19.9% of the outstanding shares of Common Stock, and the Stockholder Approval has not been obtained as of such date, any portion in excess of such limit will remain outstanding as Convertible Preferred Stock.

Following the HSR Clearance, the Holders generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Ownership Limitation. Additionally, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) the authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or parity equity securities or any security convertible into, or exchangeable or exercisable for, shares of senior or parity equity securities, (ii) amendments, modifications or repeal of any provision of the Company’s Certificate of Incorporation or of the Certificate of Designations that would adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock, (iii) certain business combinations and binding or statutory share exchanges or reclassification involving the Convertible Preferred Stock unless such events do not adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock and (iv) certain transactions with affiliates.

If the Company undergoes a Change of Control (as defined in the Certificate of Designations), the Company shall redeem, subject to conversion rights of the Holders, all of its then-outstanding shares of Convertible Preferred Stock for cash consideration equal to the greater of (i) the Liquidation Preference plus accumulated and unpaid dividends and (ii) the amount that such Holder would have been entitled to receive at such time if the Convertible Preferred Stock were converted into Common Stock.

Registration Rights Agreement

On April 20, 2020, the Company and the Purchaser also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Purchaser certain registration rights. Under the Registration Rights Agreement, the Company is required to use its reasonable best efforts to cause the registration of the Conversion Shares.

Support Agreement

On April 20, 2020, David Overton, the Chief Executive Officer and Chairman of the Board of Directors, and his affiliated parties entered into an Acknowledgement and Support Agreement (the “Support Agreement”) with the Purchaser. Pursuant to the Support Agreement, Mr. Overton and his affiliated parties have agreed to vote all of their respective shares at the annual meeting of the shareholders of the Company to approve, among other things, the issuance of Common Stock in connection with the Purchaser’s conversion of Convertible Preferred Stock.

The foregoing descriptions of the transactions contemplated by the Subscription Agreement, Registration Rights Agreement and Support Agreement and the terms of the Convertible Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Subscription Agreement, attached hereto as Exhibit 10.1, the Registration Rights Agreement, attached hereto as Exhibit 10.2, the Certificate of Designations, attached hereto as Exhibit 3.1, and the Support Agreement, attached hereto as Exhibit 10.3, all of which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

As described in Item 1.01 above, pursuant to the Subscription Agreement, the Company has agreed to sell to the Purchaser 200,000 shares of Convertible Preferred Stock. The offer and sale of the shares of Convertible Preferred Stock through the Subscription Agreement are being made in reliance an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The shares of Common Stock issuable upon conversion of shares of the Convertible Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Subscription Agreement and the Certificate of Designations, the Company increased the size of the Board of Directors and appointed Paul D. Ginsberg to serve as the Series A Director, subject to, and effective upon, receipt of the HSR Clearance.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information in Item 1.01 under the heading “Designation of Preferred Stock” above is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing the Company’s execution of the Subscription Agreement and other matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of The Cheesecake Factory Incorporated, dated April 20, 2020
10.1	Subscription Agreement, dated April 20, 2020, by and between The Cheesecake Factory Incorporated and RC Cake Holdings LLC
10.2	Registration Rights Agreement, dated April 20, 2020, by and between The Cheesecake Factory Incorporated and RC Cake Holdings LLC
10.3	Acknowledgement and Support Agreement, dated April 20, 2020, by and between David Overton and RC Cake Holdings LLC
99.1	Press Release, dated April 20, 2020
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements related to the potential impact of the COVID-19 outbreak and our plans to provide an update on the business and updated financial guidance on our first quarter earnings call. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer